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                                                                                                                   EXHIBIT 11
                                                        INTERCO INCORPORATED

                                  STATEMENT RE COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE
                                  ________________________________________________________________


                                                                            Year    Five Months  / Five Months           Year
                                                                           Ended          Ended  /       Ended          Ended
                                                                     December 31,   December 31, /    August 2,   February 29,
                                                                            1993       1992 (5)  /    1992 (6)       1992 (6)
                                                                     ___________    ___________  / ___________    ___________
                                                                                                 /
     Primary:                                                                                    /
                                                                                                 /
       Weighted average common shares outstanding during the                                     /
         period....................................................   50,001,110     50,000,000  /  38,795,695     38,730,780
                                                                                                 /
       Common shares issuable if all Series D preferred stock had                                /
         been converted at the date of issuance....................          -              -    /         -              -
                                                                                                 /
       Common shares issuable on exercise of stock options (1).....      850,349            -    /         -              -
                                                                                                 /
       Common shares issuable on exercise of warrants (2)..........      523,991            -    /         -              -
                                                                      __________     __________  /  __________     __________
       Weighted average common and common equivalent shares                                      /
         outstanding for primary calculation.......................   51,375,450     50,000,000  /  38,795,695     38,730,780
                                                                      ==========     ==========  /  ==========     ==========
     Fully diluted:                                                                              /
                                                                                                 /
       Weighted average common and common equivalent shares                                      /
         outstanding for primary calculation.......................   51,375,450     50,000,000  /  38,795,695     38,730,780
                                                                                                 /
       Common shares issuable on exercise of stock options (3).....       21,216            -    /         -              -
                                                                                                 /
       Common shares issuable on exercise of warrants (4)..........          -              -    /         -              -
                                                                      __________     __________  /  __________     __________
       Weighted average common and common equivalent shares                                      /
         outstanding for fully diluted calculation.................   51,396,666     50,000,000  /  38,795,695     38,730,780
                                                                      ==========     ==========  /  ==========     ==========
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                                                                                                          EXHIBIT 11 (CONTINUED)


                                                        INTERCO INCORPORATED

                              NOTES TO STATEMENT RE COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE



     (1)  Includes common stock options, the exercise of which would result in dilution of net earnings per common share.  Such common stock options have been considered as  exercised and the proceeds therefrom were used to purchase common stock at the average  common stock market price, if the average common stock market price  was higher than the common stock option exercise price during the period.

     (2)  Includes common  stock warrants, the  exercise of which  would result in dilution  of net earnings  per common share.
          Such common stock  warrants have been considered as exercised and the proceeds therefrom were used to purchase common stock at the average common stock market  price, if the average common stock market price  was higher than the common stock warrant exercise price during the period.

     (3)  Additional common shares issuable resulting from the application of the same principles described in Note (1), except that the proceeds from assumed  common stock options exercised  were used to purchase  common stock at the  month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

     (4)  Additional common shares issuable resulting from the application of the same principles described in Note (2), except that the  proceeds from assumed common stock warrants  exercised were used to purchase common stock  at the month end common stock market price, if the month end common stock market price was higher than the average common stock market price during the period.

     (5)  Subsequent to the  Company's emergence from  Chapter 11, net earnings  per common share  was calculated based  on the common stock issued in accordance with the Plan of Reorganization.  The stock options and warrants issued pursuant to the Plan were considered  common stock equivalents, but were not dilutive  for purposes of computing net earnings per common share for the five months ended December 31, 1992.

     (6)  Prior  to the emergence from Chapter 11, common stock equivalents and the conversion of Series D Preferred Stock were not included in computations of net earnings (loss) per common share as they were not dilutive.  Pursuant to the Plan of  Reorganization, the Company cancelled all outstanding  equity securities effective with the beginning of business on August 3, 1992  and issued new common stock.  Accordingly, net earnings (loss) per common share prior to August 3,
          1992, are not comparable.
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